Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-268815

Prospectus Supplement

(to Prospectus dated December 22, 2022)

Equitable Holdings, Inc.

$500,000,000 5.594% Senior Notes due 2033

Equitable Holdings, Inc. (“Holdings”) is offering $500 million aggregate principal amount of its 5.594% Senior Notes due 2033 (the “Senior Notes”). The Senior Notes will bear interest at 5.594% per annum. Holdings will pay interest on the Senior Notes semi-annually in arrears on January 11 and July 11 of each year, commencing on July 11, 2023.

The stated maturity of the Senior Notes will be January 11, 2033. Holdings may redeem some or all of the Senior Notes at any time and from time to time at the applicable redemption prices as further described under “Description of the Senior Notes—Optional Redemption.”

The Senior Notes will be Holdings’ senior unsecured obligations and will rank equally with all of Holdings’ existing and future unsecured and unsubordinated indebtedness, including drawings or indebtedness incurred under Holdings’ credit facilities.

Holdings does not intend to apply for listing of the Senior Notes on any securities exchange or for inclusion of the Senior Notes in any automated quotation system.

Investing in the Senior Notes involves risks. See a discussion of certain risks in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the periodic reports Holdings files with the Securities and Exchange Commission (the “SEC”) that should be carefully considered before investing in the Senior Notes.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public offering price(1)	100.000%	$500,000,000
Underwriting discount(2)	0.650%	$3,250,000
Proceeds, before expenses, to Equitable Holdings, Inc.	99.350%	$496,750,000

(1)	Plus accrued interest from January 11, 2023, if any.
(2)	See “Underwriting” for a description of compensation to the underwriters.

The underwriters expect to deliver the Senior Notes through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearsteam”) and Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about January 11, 2023.

Joint Book-Running Managers

BNP PARIBAS	Citigroup	J.P. Morgan

Co-Managers

Barclays	BofA Securities	COMMERZBANK	Credit Agricole CIB

Credit Suisse	Deutsche Bank Securities	Goldman Sachs & Co. LLC	HSBC

Morgan Stanley	Natixis	PNC Capital Markets LLC	R. Seelaus & Co. LLC

SOCIETE GENERALE	Truist Securities		Wells Fargo Securities

Prospectus Supplement dated January 4, 2023

PROSPECTUS SUPPLEMENT

PROSPECTUS

- i -

We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the Senior Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the Senior Notes.

- ii -

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, the terms “we,” “us,” “our” and “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings”) as a corporate entity. “Equitable Life” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly owned subsidiary of Equitable Financial Services, LLC, a Delaware corporation and a wholly owned direct subsidiary of Holdings. “AllianceBernstein” means AllianceBernstein Holding L.P., a Delaware limited partnership, and AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AllianceBernstein business (“ABLP”). AllianceBernstein is an indirect majority owned subsidiary of Holdings.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Equitable Holdings, Inc. Filings” in this prospectus supplement and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the Senior Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Senior Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

- iii -

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Equitable Holdings, Inc. Filings” in this prospectus supplement and “Incorporation of Certain Information by Reference” in the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”).

Equitable Holdings, Inc.

We are one of America’s leading financial services companies and have helped clients prepare for their financial future with confidence since 1859. Our two complementary and well-established principal franchises, Equitable and AllianceBernstein, provide:

•	Advice and solutions for helping Americans set and meet their retirement goals and protect and transfer their wealth across generations; and

•	A wide range of investment management insights, expertise and innovations to drive better investment decisions and outcomes for clients and institutional investors worldwide.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We have market-leading positions in our four segments: Individual Retirement, Group Retirement, Investment Management and Research, and Protection Solutions.

•

Individual Retirement — We are a leading provider of variable annuity products, which primarily meet the needs of individuals saving for retirement or seeking retirement income by allowing them to invest in various markets through underlying investment options.

•

Group Retirement — We offer tax-deferred investment and retirement services or products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses.

•	Investment Management and Research — We are a leading provider of diversified investment management, research and related services to a broad range of clients globally.

•

Protection Solutions — We focus our life insurance products on attractive protection segments such as VUL insurance and IUL insurance and our employee benefits business on small and medium-sized businesses.

We manage our segments in a complementary way. We strive to create value for our clients and stockholders by pricing and managing risks on the liability side of our balance sheet and by generating attractive risk-adjusted investment returns on the asset side. We leverage our underwriting, risk management and investment management skills across our segments, General Account and Separate Accounts.

We distribute our products through a premier affiliated and third-party distribution platform with a successful track record of marketing our innovative and less capital intensive products and solutions allowing us to respond to our clients’ evolving needs and manage our capital and risks responsibly.

Holdings is a Delaware corporation. Our principal executive offices are located at 1290 Avenue of the Americas, New York, New York 10104, and our telephone number is (212) 554-1234.

The Offering

Issuer	Equitable Holdings, Inc.

Securities Offered	$500 million aggregate principal amount of 5.594% Senior Notes due 2033 (the “Senior Notes”).

Maturity Date	The Senior Notes will mature on January 11, 2033.

Interest Payment Dates

Holdings will pay interest on the Senior Notes semi-annually in arrears on January 11 and July 11 of each year, commencing on July 11, 2023. Interest on the Senior Notes will accrue from January 11, 2023.

Interest Rate	The Senior Notes will bear interest at 5.594% per annum.

Ranking

The Senior Notes will be Holdings’ senior unsecured obligations and will rank equally with all of Holdings’ existing and future unsecured and unsubordinated indebtedness, including drawings or indebtedness incurred under Holdings’ credit facilities.

Further Issuances

Holdings may, from time to time, without notice to or the consent of the existing holders of the Senior Notes, issue additional senior notes having the same terms as the Senior Notes. No additional senior notes of the same series as the Senior Notes may be issued unless such additional senior notes are treated as fungible with the Senior Notes for U.S. federal income tax purposes.

Covenants

The Indenture, dated as of April 5, 2019 (the “Base Indenture”), between Holdings and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, to be dated as of January 11, 2023 (the “Supplemental Indenture” and the Base Indenture, as so supplemented, the “Indenture”), between Holdings and the Trustee, contains covenants that restrict Holdings’ ability, with specified exceptions, to:

•

create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of Equitable Life or ABLP, any successor to substantially all of the business of Equitable Life or ABLP that is a direct or indirect subsidiary of Holdings, or any entity (other than Holdings) having direct or indirect control of Equitable Life or ABLP, or any such successor, in each case provided that such entity or successor is a direct or indirect subsidiary of Holdings, unless the Senior Notes then outstanding are secured equally and ratably with (or prior to) such secured debt so long as such debt is so secured;

•	sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of Equitable Life or ABLP, any successor to substantially all of the business of Equitable Life or ABLP that is also a direct or indirect subsidiary of Holdings, or any entity (other than Holdings) having direct or indirect control of Equitable Life or ABLP or any such successor; provided that, among other things, a sale or other disposition of any shares of such capital stock for at least fair market value will be permitted; and

•

merge with or into or consolidate with another entity or convey, lease or otherwise transfer all or substantially all of Holdings’ assets to any other entity other than one of its direct or indirect wholly owned subsidiaries.

Optional Redemption

Prior to October 11, 2032 (the “Par Call Date”), Holdings may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) a make-whole amount calculated as described under “Description of the Senior Notes — Optional Redemption,” plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, Holdings may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Form and Denomination	The Senior Notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Listing	Holdings does not intend to apply to list the Senior Notes on any securities exchange or to have the Senior Notes quoted on any automated quotation system.

Use of Proceeds	We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $495 million.

We intend to use the net proceeds from this offering of the Senior Notes to retire certain of our outstanding indebtedness, which may include the redemption, repurchase or repayment at maturity of all or a portion of our $519 million aggregate principal amount of 3.900% Senior Notes due 2023 (the “2023 Senior Notes”) scheduled to mature on April 20, 2023, and for general corporate purposes.

Governing Law	State of New York

Trustee	The Bank of New York Mellon

Risk Factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and the periodic reports we file with the SEC to read about important factors you should consider before investing in the Senior Notes.

RISK FACTORS

Your investment in the Senior Notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Senior Notes before deciding whether an investment in the Senior Notes is suitable for you. In addition to the risk factors relating to the Senior Notes set forth below, we also specifically incorporate by reference into this prospectus supplement the sections captioned “Risk Factors” in the 2021 Form 10-K. The Senior Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Senior Notes or financial matters in general. You should not purchase the Senior Notes unless you understand, and know that you can bear, these investment risks.

The Indenture does not limit the amount of indebtedness that Holdings or its subsidiaries may incur.

Holdings is not, and none of its subsidiaries are, restricted from incurring additional indebtedness or other liabilities, including issuing additional senior notes, under the Indenture except for certain limitations on Holdings’ ability to incur indebtedness that is secured by a lien on the shares of capital stock of Equitable Life or ABLP as described in “Description of Debt Securities” in the accompanying prospectus. Holdings expects that Holdings or its subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, the Indenture does not restrict Holdings or its subsidiaries from paying dividends on or issuing or repurchasing its or their securities. If Holdings or any of its subsidiaries incurs additional indebtedness or liabilities or undergoes a recapitalization, Holdings’ ability to pay its obligations on the Senior Notes could be materially and adversely affected.

The terms of the Indenture and the Senior Notes provide only limited protection against significant events that could adversely impact an investment in the Senior Notes.

The Indenture does not:

•	require Holdings to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit Holdings’ ability to incur indebtedness or other obligations that are equal in right of payment to the Senior Notes;

•

restrict Holdings’ subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to Holdings’ equity interests in its subsidiaries and therefore rank effectively senior to the Senior Notes with respect to the assets of its subsidiaries;

•	restrict Holdings’ ability to repurchase or prepay any of its securities or other indebtedness;

•	restrict Holdings’ ability to make investments or to repurchase, or pay dividends or make other payments in respect of, its common stock or other securities ranking junior to the Senior Notes; or

•	provide for any adjustment to the interest rate on the Senior Notes in the event Holdings’ credit rating is downgraded.

As a result of the foregoing, when evaluating the terms of the Senior Notes, you should be aware that the terms of the Indenture and the Senior Notes do not restrict Holdings’ ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Senior Notes. See “Description of the Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

The Senior Notes are structurally subordinated to the debt and other liabilities of Holdings’ subsidiaries, which means that creditors of Holdings’ subsidiaries will be paid from these subsidiaries’ assets before holders of the Senior Notes would have any claims to those assets.

Holdings is a holding company and has no direct operations. Holdings conducts all of its business operations through its subsidiaries, meaning Holdings derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, Holdings’ ability to meet its obligations on the Senior Notes and its other debt obligations depends on its ability to receive distributions from these subsidiaries. The Senior Notes will not be guaranteed by any of Holdings’ subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on Holdings’ debt securities, including the Senior Notes, or to provide Holdings’ with funds to satisfy its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Senior Notes are structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of Holdings’ subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the Senior Notes would have any claims to those assets. As of September 30, 2022, Holdings’ subsidiaries had no indebtedness and its insurance subsidiaries had total liabilities of $227 billion, all of which would have effectively ranked senior to the Senior Notes.

In addition, the payment of dividends and other distributions by Holdings’ insurance subsidiaries is regulated by various insurance laws and regulations. In general, dividends in excess of prescribed limits require insurance regulatory approval, and insurance regulators may prohibit the payment of dividends or other payments by insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders. Therefore, there can be no assurances that Holding’s insurance subsidiaries will be able to pay Holdings dividends or other distributions, which may impact Holdings’ ability to meet its obligations.

The Senior Notes are effectively subordinated to any future secured debt of Holdings and its subsidiaries.

The Senior Notes will be Holdings’ senior unsecured obligations and will rank equally in right of payment with all of Holdings’ existing and future unsecured senior indebtedness. The Senior Notes will be effectively subordinated to any secured indebtedness of Holdings and its subsidiaries to the extent of the value of the collateral securing such indebtedness. Holdings may incur secured indebtedness in the future, subject to the covenant described under “Description of Debt Securities—Restrictive Covenants—Limitation on Liens” in the accompanying prospectus. That covenant, however, only limits Holdings’ ability to incur indebtedness that is secured by a lien on the capital stock of Equitable Life or ABLP, and will not prevent Holdings from granting liens over other assets.

There is currently no market for the Senior Notes, and we cannot assure you that an active trading market for the Senior Notes will develop. The Senior Notes may trade at prices below the price you paid for them.

Currently, there is no market for the Senior Notes, and we do not intend to apply for listing of the Senior Notes on any securities exchange or automated quotation system. Accordingly, there can be no assurances that a trading market for the Senior Notes will ever develop or will be maintained. Further, there can be no assurances as to the liquidity of any market that may develop for the Senior Notes, your ability to sell your Senior Notes or the price at which you will be able to sell your Senior Notes. Future trading prices of the Senior Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Senior Notes and the market for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the Senior Notes;

•	outstanding amount of the Senior Notes

•	the terms related to optional redemption of the Senior Notes; and

•	level, direction and volatility of market interest rates generally.

If an active trading market for the Senior Notes does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the Senior Notes.

The market price for the Senior Notes depends on many factors, including:

•	our financial condition, financial performance and future prospects;

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in our customers’ preferences;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	lawsuits, enforcement actions and other claims by third parties or governmental authorities;

•	adverse publicity related to us or another industry participant;

•	actual or anticipated fluctuations in our operating results;

•	changes in securities analysts’ estimates of our financial performance or lack of research coverage and reports by industry analysts;

•	action by institutional stockholders or other large stockholders;

•	failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

•	announcements by us of significant impairment charges;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships;

•	war, terrorist acts and epidemic disease;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel; and

•	misconduct or other improper actions of our employees.

The overall condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Senior Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Senior Notes.

Our credit ratings may not reflect all risks of an investment in the Senior Notes and there will be no protection in the Indenture for holders of the Senior Notes in the event of a ratings downgrade.

Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Senior Notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the Senior Notes or general market conditions or other factors discussed in this prospectus supplement and the accompanying prospectus on the value of the Senior Notes. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Senior Notes of any change in ratings, and there will be no requirement in the Indenture to maintain any particular rating. Each agency’s rating should be evaluated independently of any other agency’s rating.

Holdings may redeem the Senior Notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

Holdings may redeem some or all of the Senior Notes at any time or from time to time at the redemption prices described in “Description of the Senior Notes—Optional Redemption.” In the event Holdings chooses to redeem your Senior Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Senior Notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “assumes,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations or financial condition, may differ materially from those made in or suggested by any forward-looking statements. In addition, even if our results of operations, financial condition and cash flows, are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, those results may not be indicative of results in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•

conditions in the financial markets and economy, including the impact of COVID-19 and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital;

•

(operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, catastrophic events, such as the outbreak of pandemic diseases including COVID-19, potential strategic transactions, and changes in accounting standards;

•

credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments;

•	our reinsurance and hedging programs;

•

our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships;

•

estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models;

•	our Investment Management and Research segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services;

•	legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform;

•	risks related to our common stock; and

•	general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the accompanying prospectus and the risk factors and other information in the 2021 Form 10-K, as amended or supplemented in Holdings’ subsequently filed Quarterly Reports on Form 10-Q, and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $495 million.

We intend to use the net proceeds from this offering of the Senior Notes to retire certain of our outstanding indebtedness, which may include the redemption, repurchase or repayment at maturity of all or a portion of our $519 million aggregate principal amount of the 2023 Senior Notes scheduled to mature on April 20, 2023, and for general corporate purposes. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, the outstanding 2023 Senior Notes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as of September 30, 2022 on an actual basis and as adjusted to give effect to this offering of Senior Notes. The following data should be read in connection with our consolidated financial statements and notes thereto, which are incorporated by reference herein.

	As of September 30, 2022
	Actual	As Adjusted(1)(2)
	(in millions)
Cash and cash equivalents	$4,139	$4,634
Short-term debt
Total short-term debt	767	767

Long-term debt
Senior Notes offered hereby	—	495
Total long-term debt	3,321	3,816

Equity
Common stock, $0.01 par value per share	$4	$4
Preferred stock, $1.00 par value per share	1,562	1,562
Treasury stock	(3,202)	(3,202)
Additional paid-in capital	2,027	2,027
Retained earnings	10,839	10,839
Accumulated other comprehensive income (loss)	(7,876)	(7,876)

Total equity attributable to Holdings	3,354	3,354
Noncontrolling interest	1,479	1,479

Total equity	$4,833	$4,833

Total capitalization	$8,921	$9,416

(1)	Reflects this offering of $500 million aggregate principal amount of the Senior Notes. Related issuance costs of $5 million will be capitalized and amortized over the term of the Senior Notes.
(2)

Does not reflect the intended use of the net proceeds from this offering to retire certain of our outstanding indebtedness, which may include the redemption or repurchase of the 2023 Senior Notes. See “Use of Proceeds” in this prospectus supplement.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected consolidated statements of operations and financial position data for the periods indicated. The financial data for each of the three years in the period ended December 31, 2021 are derived from our audited consolidated financial statements. The financial data for the nine month periods ended September 30, 2022 and 2021 are derived from our unaudited condensed consolidated financial statements. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results that might be expected for the full year ending December 31, 2022. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our other filings with the SEC available as described under “Where You Can Find More Information” and “Equitable Holdings, Inc. Filings” in this prospectus supplement and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

	As of or for the nine months ended September 30,		As of or for the year ended December 31,
	2022	2021	2021	2020	2019
	(in millions, except per share data)
Statements of Income (Loss) Data:
REVENUES
Policy charges and fee income	$2,449	$2,755	$3,637	$3,735	$3,778
Premiums	744	729	960	997	1,147
Net derivative gains (losses)	3,118	(3,930)	(4,465)	(1,722)	(4,012)
Net investment income (loss)	2,357	2,914	3,846	3,477	3,699
Investment gains (losses), net:
Total other-than-temporary impairment losses	—	—	—	—	—
Credit and intent to sell losses on available for sale debt securities and loans	(266)	4	2	(58)	—
Other investment gains (losses), net	(624)	763	866	802	73

Total investment gains (losses), net	(890)	767	868	744	73
Investment management and service fees	3,731	3,898	5,395	4,608	4,380
Other income	612	585	795	576	554

Total revenues	$12,121	$7,718	$11,036	$12,415	$9,619

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	$2,599	$2,518	$3,218	$5,326	$4,385
Interest credited to policyholders’ account balances	1 ,002	905	1,219	1,222	1,263
Compensation and benefits	1,679	1,762	2,360	2,096	2,081
Commissions and distribution related payments	1,184	1,215	1,662	1,351	1,242
Interest expense	148	184	244	200	221
Amortization of deferred policy acquisition costs	446	257	393	1,613	597
Other operating costs and expenses	1,617	1,511	2,109	1,700	1,890

Total benefits and other deductions	8,675	8,352	11,205	13,508	11,679

Income (loss) from continuing operations, before income taxes	$3,446	$(634)	$(169)	$(1,093)	$(2,060)
Income tax (expense) benefit	(707)	222	145	744	593
Net income (loss)	$2,739	$412	$(24)	$(349)	$(1,467)

Less: net (income) loss attributable to the noncontrolling interest	165	281	415	299	297

Net income (loss) attributable to Holdings	$2,574	$(693)	$(439)	$(648)	$(1,764)

Less: Preferred stock dividends	54	53	79	53	—

Net income (loss) available to Holdings’ common shareholders	$2,520	$(746)	$(518)	$(701)	$(1,764)

	As of or for the nine months ended September 30,		As of or for the year ended December 31,
	2022	2021	2021	2020	2019
	(in millions, except per share data)
EARNINGS PER SHARE
Earnings per share—common stock:
Basic	$6.62	$(1.76)	$(1.24)	$(1.56)	$(3.57)

Diluted	$6.58	$(1.76)	$(1.24)	$(1.56)	$(3.57)

Weighted average common shares outstanding:
Basic	380.6	423.2	417.4	450.4	493.6

Diluted	382.9	423.2	417.4	450.4	493.6

Cash dividends declared per common share	0.58	0.53	0.71	0.66	0.58

Balance Sheet Data (at period end):
Total investments	$92,517	$102,007	$105,111	$109,087	$93,340
Separate Accounts assets	109,622	142,093	147,306	135,950	126,910

Total Assets	$245,600	$284,579	$292,262	$275,397	$249,818

Policyholders’ account balances	$79,999	$75,909	$79,357	$66,820	$58,879
Future policy benefits and other policyholders’ liabilities	34,225	37,184	36,717	39,881	34,635
Short-term and long-term debt	4,088	3,839	3,931	4,115	4,111
Loans from affiliates	—	—	—	—	—
Separate Account liabilities	109,622	142,093	147,306	135,950	126,910
Total Liabilities	240,413	271,264	278,699	258,077	234,406

Redeemable noncontrolling interest	354	143	468	143	365

Total equity attributable to Holdings	$3,354	$11,680	$11,519	$15,576	$13,456
Total equity attributable to Holdings, excluding
Accumulated other comprehensive income (loss)	11,230	9,804	9,515	11,713	12,612
Noncontrolling interest	1,479	1,492	1,576	1,601	1,591

Total equity	$4,833	$13,172	$13,095	$17,177	$15,047

DESCRIPTION OF THE SENIOR NOTES

A description of the specific terms of the Senior Notes of Holdings being offered is set forth below. The description is qualified in its entirety by reference to the Indenture under which the Senior Notes will be issued. The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Indenture are those provided in the Indenture and those made part of the Indenture by the Trust Indenture Act. Holdings has filed a copy of the Indenture with the SEC and the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

The following description of certain terms of the Senior Notes and certain provisions of the Indenture supplements the description under “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the Senior Notes.

Certain Terms of the Senior Notes

The Senior Notes will consist of one series of senior debt securities described in the accompanying prospectus. Holdings will issue the Senior Notes under the Indenture. The Senior Notes will initially be limited in aggregate principal amount to $500 million. There is no limit on the aggregate principal amount of Senior Notes that Holdings may issue. The Senior Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Senior Notes will mature on January 11, 2033 (the “Stated Maturity Date”) and will bear interest at 5.594% per annum. Interest on the Senior Notes will accrue from January 11, 2023 or from the most recent interest payment date to which interest has been paid or duly provided for.

Interest on the Senior Notes will be payable semi-annually in arrears on January 11 and July 11 of each year, commencing July 11, 2023 (or, if such day is not a Business Day (as defined below), on the next succeeding Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable), to the persons in whose names the Senior Notes are registered at the close of business on the preceding January 1 or July 1, as the case may be (whether or not a Business Day), provided that interest payable at the Stated Maturity Date or upon redemption will be paid to the person to whom principal is payable. Interest on the Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Trustee will act as paying agent for the Senior Notes.

Notwithstanding anything to the contrary in this prospectus supplement, so long as the Senior Notes are in book-entry form, Holdings will make payments of principal, premium, if any, and interest through the Trustee to DTC.

“Business Day” means, with respect to the Senior Notes, any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

The Senior Notes will not be entitled to any sinking fund.

The Senior Notes and the Supplemental Indenture will be, and the Base Indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Further Issues

Holdings may, without the consent of the holders of the Senior Notes, issue additional senior notes having the same ranking and the same interest rate, maturity and other terms as the Senior Notes offered by this prospectus supplement, except for the price to the public and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional senior notes having such similar terms will, together with the Senior Notes offered by this prospectus supplement, constitute a single series of debt securities under the Indenture. No additional senior notes of the same series as the Senior Notes may be issued unless such additional senior notes are treated as fungible with the Senior Notes for U.S. federal income tax purposes. No additional senior notes of the same series as the Senior Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to outstanding Senior Notes.

Ranking

The Senior Notes will be Holdings’ unsecured and senior obligations and will rank equally with all of Holdings’ other existing and future unsecured and senior indebtedness.

Holdings is a holding company with no direct operations. Holdings conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, Holdings’ ability to meet its obligations on the Senior Notes and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The Senior Notes are not guaranteed by any subsidiary of Holdings. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on Holdings’ debt securities, including the Senior Notes, or to provide Holdings with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Senior Notes are structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of Holdings’ subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the Senior Notes would have any claims to those assets. As of September 30, 2022, Holdings’ subsidiaries had no indebtedness and its insurance subsidiaries had total liabilities of approximately $227 billion, all of which would have effectively ranked senior to the Senior Notes.

Optional Redemption

Prior to October 11, 2032 (three months prior to the Stated Maturity Date) (the “Par Call Date”), Holdings may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, Holdings may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Holdings in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Holdings after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Holdings shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, Holdings shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Holdings shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, Holdings shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

Holdings’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon the redemption price contained in any such notice and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.

Notice of any redemption will be mailed or electronically delivered (or, if the Senior Notes are represented by one or more Global Securities (as defined below), transmitted in accordance with DTC’s standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed. Notwithstanding Section 3.02 of the Indenture, the notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above.

If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes, and portions of Senior Notes, in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than $2,000), and shall thereafter promptly notify Holdings in writing of the numbers of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Unless Holdings defaults in payment of the redemption price, on or after the redemption date interest will cease to accrue on the Senior Notes called for redemption.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the Indenture described under the caption “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” on page 17 of the accompanying prospectus will apply to the Senior Notes.

Notices

Holdings will mail or transmit (as applicable) notices to the addresses of the holders of the Senior Notes that are shown on the register for the Senior Notes.

Book-Entry; Delivery and Form

The Senior Notes will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Senior Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in certificated form. Investors may elect to hold interests in the Global Securities through either DTC (in the U.S.) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Senior Notes will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by such Global Security for all purposes under the Indenture, as supplemented by the Supplemental Indenture. Except as provided below, the actual owners of the Senior Notes represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Senior Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes in definitive form and will not be considered the owners or holders thereof under the Indenture, as supplemented by the Supplemental Indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Senior Notes. Under existing industry practices, in the event that any action is requested of, or entitled to be given or taken under the Indenture, as supplemented by the Supplemental Indenture, by, holders of the Senior Notes, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Senior Notes. The Senior Notes will be fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Senior Notes and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Senior Notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction.

Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the limited circumstances that may be provided in the Indenture, as supplemented by the Supplemental Indenture.

To facilitate subsequent transfers, all Senior Notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC mails an Omnibus Proxy to Equitable Holdings, Inc. as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Senior Notes will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or Equitable Holdings, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is Equitable Holdings, Inc.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC notifies Equitable Holdings, Inc. that it is unwilling or unable to continue to act as securities depositary for the Senior Notes and no successor securities depositary has been appointed pursuant to the Indenture, as supplemented by the Supplemental Indenture, within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies Equitable Holdings, Inc., and no successor securities depositary has been appointed pursuant to the Indenture, as supplemented by the Supplemental Indenture, within 90 days after such notice; (iii) any Event of Default or default under the Indenture, as supplemented by the Supplemental Indenture, with respect to the Senior Notes has occurred and is continuing; or (iv) Equitable Holdings, Inc. in its sole discretion and subject to DTC’s procedures determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form; then (x) security certificates may be prepared by Equitable Holdings, Inc. with respect to the Senior Notes and delivered to the Trustee and (y) upon surrender of the Global Securities representing the Senior Notes by DTC (or any successor securities depositary), accompanied by registration instructions, Equitable Holdings, Inc. will cause security certificates in definitive form representing the Senior Notes to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Senior Notes to or receiving interests in the Senior Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such Senior Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Senior Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Senior Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of the Senior Notes. It is included herein for general information only and does not address all tax considerations that may be relevant to investors in light of their personal investment circumstances or that may be relevant to certain types of investors subject to special rules (for example, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Holders that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors in partnerships or other pass-through entities or persons holding the Senior Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction). The discussion set forth below is limited to initial investors who acquire the Senior Notes pursuant to this offering at the public offering price and hold the Senior Notes as capital assets within the meaning of Section 1221 of the Code. In addition, this discussion does not address the effect of federal alternative minimum, Medicare contribution, gift or estate tax laws, or any state, local or foreign tax laws. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, U.S. Treasury regulations thereunder and administrative rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in U.S. federal income tax considerations different from those discussed below.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the Senior Notes that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of source; or

•

a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the Senior Notes (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Senior Notes, the tax treatment of a partner or an equity interest owner of such other entity or arrangement will generally depend upon the status of the person and the activities of the person and the partnership or other entity or arrangement treated as a partnership. Partnerships and other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and partners or other equity interest owners in such entities or arrangements, should consult their own tax advisors.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN OR HOLDER OF THE SENIOR NOTES. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

U.S. Holders

Payments of Interest

We expect, and this discussion assumes, that the Senior Notes will not be issued with more than a de minimis amount of original issue discount, if any. As such, payments of stated interest on the Senior Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of the Senior Notes

Upon the sale, redemption or other taxable disposition of the Senior Notes, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on such disposition, and (2) such U.S. Holder’s adjusted tax basis in the Senior Notes. A U.S. Holder’s adjusted tax basis in the Senior Notes generally will equal the amount paid for the Senior Notes less any principal payments received by such U.S. Holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Senior Notes for more than one year at the time of such disposition. A U.S. Holder that is an individual may be entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Notwithstanding the foregoing, any amounts realized in connection with a sale, redemption or other taxable disposition of the Senior Notes with respect to accrued interest not previously includible in income will be treated as ordinary interest income.

Information Reporting and Backup Withholding Tax

Payments of interest made by Equitable Holdings, Inc. on, or the proceeds of the sale or other disposition of, the Senior Notes will be subject to information reporting to the Internal Revenue Service (the “IRS”) on IRS Form 1099 unless the U.S. Holder is an exempt recipient (such as certain corporations) and may be subject to U.S. federal backup withholding tax, currently at a rate of 24%, if the recipient of the payment fails to supply an accurate taxpayer identification number on IRS Form W-9 or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Backup withholding does not represent an additional income tax. Any amount withheld under the backup withholding rules, is allowable as a credit against the U.S. Holder’s U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussion of backup withholding and FATCA (as defined below) withholding below, payments of interest on the Senior Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax; provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Equitable Holdings, Inc. entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to Equitable Holdings, Inc. through actual or deemed stock ownership, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if certain income tax treaties apply, such interest is not attributable to a permanent establishment maintained within the United States by the Non-U.S. Holder), and (4) the Non-U.S. Holder either (a) completes an IRS Form W-8BEN-E or IRS Form W-8BEN (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code, or (b) holds the Senior Notes through certain foreign intermediaries and the intermediary and the Non-U.S. Holder satisfy the certification or documentation requirements of applicable U.S. Treasury regulations.

If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless such Non-U.S. Holder timely provides the withholding agent with a properly executed (1) IRS Form W-8BEN-E or IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (2) IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Senior Notes is not subject to U.S. federal withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. If interest on the Senior Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a branch profits tax currently at a rate of 30%). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. federal withholding tax so long as the relevant Non-U.S. Holder timely provides the withholding agent with the appropriate documentation.

Sale, Redemption or Other Taxable Disposition of the Senior Notes

Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by a Non-U.S. Holder on the sale, redemption or other taxable disposition of the Senior Notes generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (or, if certain income tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and in the case of a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above), or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder will be subject to tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S. source capital gains recognized by the Non-U.S. Holder during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year (except as provided by an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

Generally, the amount of interest paid on the Senior Notes and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to Non-U.S. Holders. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to interest payments on the Senior Notes provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person as defined under the Code, and such Non-U.S. Holder has provided the certification described above under the heading “Non-U.S. Holders — Payments of Interest.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale (including retirement or redemption) of the Senior Notes within the United States or conducted through certain United States-related persons, unless the Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person as defined under the Code) or another exemption is otherwise established.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code and related U.S. Treasury regulations and other guidance (“FATCA”), holders of the Senior Notes may be subject to U.S. withholding tax at the rate of 30% on payments of interest received by non-U.S. financial institutions and certain non-U.S. non-financial entities (including, in some instances, where such an institution or entity is acting as an intermediary) unless, in each case, such institutions and entities satisfy certain reporting and compliance requirements. Prospective holders of the Senior Notes are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Senior Notes.

Under proposed U.S. Treasury regulations, gross proceeds on the disposition of Senior Notes are not subject to FATCA withholding. In its preamble to such proposed U.S. Treasury regulations, the IRS has stated that taxpayers may generally rely on the proposed U.S. Treasury regulation until final U.S. Treasury regulations are issued.

Equitable Holdings, Inc. will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, holders of the Senior Notes will receive significantly less than the amount that they would have otherwise received with respect to such Senior Notes. Depending on a holder’s circumstances, a holder may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any withheld amounts. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

ERISA CONSIDERATIONS

The following summary regarding certain aspects of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this offering circular. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the Senior Notes or a particular investor.

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Senior Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans, and any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of the Senior Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates, or the underwriters or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Senior Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Senior Notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Senior Notes, provided that neither the issuer of the Senior Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Senior Notes or any interest therein will be deemed to have represented by its purchase and holding of the Senior Notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Senior Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Senior Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Neither this discussion nor anything in this Offering Memorandum is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan, Plan Asset Entity or Non-ERISA Arrangement, or at such purchasers or holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Senior Notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Senior Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Senior Notes have exclusive responsibility for ensuring that their purchase and holding of the Senior Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Senior Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are joint book-running managers for the offering and are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective principal amount of the Senior Notes set forth opposite their names below:

Underwriters	Principal Amount of Senior Notes
BNP Paribas Securities Corp.	$129,167,000
Citigroup Global Markets Inc.	129,167,000
J.P. Morgan Securities LLC	129,166,000
Barclays Capital Inc.	7,500,000
BofA Securities, Inc.	7,500,000
Commerz Markets LLC	7,500,000
Credit Agricole Securities (USA) Inc.	7,500,000
Credit Suisse Securities (USA) LLC	7,500,000
Deutsche Bank Securities Inc.	7,500,000
Goldman Sachs & Co. LLC	7,500,000
HSBC Securities (USA) Inc.	7,500,000
Morgan Stanley & Co. LLC	7,500,000
Natixis Securities Americas LLC	7,500,000
PNC Capital Markets LLC	7,500,000
R. Seelaus & Co., LLC	7,500,000
SG Americas Securities, LLC	7,500,000
Truist Securities, Inc.	7,500,000
Wells Fargo Securities, LLC	7,500,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Senior Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are committed to take and pay for all of the Senior Notes being offered, if any are taken.

The Senior Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any Senior Notes sold by the underwriters to dealers may be sold at that price less a concession not in excess of 0.400% per Senior Note. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% per Senior Note with respect to sales to other dealers. If all the Senior Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the price to the public and the underwriting discount that we are to pay to the underwriters in connection with this offering and the proceeds before expenses, to Holdings:

	Per Senior Note	Total
Public offering price	100.000%	$500,000,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to Equitable Holdings, Inc.	99.350%	$496,750,000

We estimate that our total expenses for this offering will be approximately $1.3 million (excluding the underwriting discount).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Senior Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Senior Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes or that an active public market for the Senior Notes will develop.

In connection with the offering, the underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Senior Notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing Senior Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Senior Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Senior Notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters also may impose a penalty bid. This occurs when one of the representatives repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Senior Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the date hereof, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Senior Notes.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates act as agents and/or lenders under our revolving credit facility and the AB revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

It is expected that delivery of the Senior Notes will be made against payment therefor on or about January 11, 2023, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to the second business day before delivery of the Senior Notes will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Notice to Prospective Investors in Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Senior Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (iii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any of their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The Senior Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Senior Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any of the Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the Senior Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Senior Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Senior Notes in Taiwan.

Notice to Prospective Investors in Korea

The Senior Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Senior Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Senior Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Senior Notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Senior Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Senior Notes. By the purchase of the Senior Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Senior Notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

The Senior Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the Senior Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the Senior Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Senior Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Senior Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Senior Notes.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Senior Notes offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:

Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

Attention: Head of Investor Relations

We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.equitableholdings.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.

EQUITABLE HOLDINGS, INC. FILINGS

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:

•	Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), filed with the SEC on February 22, 2022;

•

Holdings’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May  10, 2022, August  4, 2022 and November 3, 2022, respectively;

•

Holdings’ Current Reports on Form 8-K, filed with the SEC on May 20, 2022, June  6, 2022, June  10, 2022, July  11, 2022, August  16, 2022 (only with respect to the Item 1.01 information) and October 3, 2022 (only with respect to the Item 1.01 information);

•	The information specifically incorporated by reference into the 2021 Form 10-K from Holdings’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2022; and

•

All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters in connection with the Senior Notes will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Willkie Farr & Gallagher LLP has from time to time represented, and continues to represent, certain of the underwriters on other legal matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Equitable Holdings, Inc.

$600,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

By this prospectus, Equitable Holdings, Inc. (“Holdings”) may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

Holdings will not use this prospectus to confirm sales of any of its securities unless it is accompanied by a prospectus supplement.

Holdings’ common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EQH.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Holdings may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in Holdings’ securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any risk factors described in any applicable prospectus supplement and in Holdings’ filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus to read about factors you should consider before buying Holdings’ securities.

Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2022.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Holdings filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Holdings may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. In addition, Holdings or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities Holdings may offer. Each time Holdings sells securities, Holdings will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that Holdings files later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of Holdings’ securities.

CERTAIN IMPORTANT TERMS

We use the following capitalized terms in this prospectus or documents incorporated by reference into this prospectus:

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

•	“Board” means the Board of Directors of Holdings.

•

“Equitable Life” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly owned subsidiary of Equitable Financial Services, LLC, a Delaware corporation that is in turn a wholly owned direct subsidiary of Holdings.

•	“Holdings” means Equitable Holdings, Inc. without its consolidated subsidiaries.

•

“we,” “us,” “our” and the “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings”) as a corporate entity.

For definitions of selected financial and product-related terms used in this prospectus and documents incorporated by reference herein, please refer to “Glossary.”

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in Holdings’ filings with the SEC that are incorporated by reference into this prospectus.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES

We hold and license various service marks, trademarks and trade names, such as “AllianceBernstein,” “Bernstein,” “AB,” “Structured Capital Strategies,” “Retirement Cornerstone,” “Investment Edge,” “Equitable,” “EQUI-VEST” and logo designs, that we deem particularly important to the advertising activities conducted by each of our businesses. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

OUR COMPANY

For the definitions of certain capitalized terms used in this prospectus, please refer to “Certain Important Terms” and “Glossary.”

We are one of America’s leading financial services companies and have helped clients prepare for their financial future with confidence since 1859. Our two complementary and well-established principal franchises, Equitable and AllianceBernstein, provide:

•	Advice and solutions for helping Americans set and meet their retirement goals and protect and transfer their wealth across generations; and

•	A wide range of investment management insights, expertise and innovations to drive better investment decisions and outcomes for clients and institutional investors worldwide.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We have market-leading positions in our four segments: Individual Retirement, Group Retirement, Investment Management and Research, and Protection Solutions.

•

Individual Retirement—We are a leading provider of variable annuity products, which primarily meet the needs of individuals saving for retirement or seeking retirement income by allowing them to invest in various markets through underlying investment options.

•

Group Retirement—We offer tax-deferred investment and retirement services or products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses.

•	Investment Management and Research—We are a leading provider of diversified investment management, research and related services to a broad range of clients globally.

•

Protection Solutions—We focus our life insurance products on attractive protection segments such as VUL insurance and IUL insurance and our employee benefits business on small and medium-sized businesses.

We manage our segments in a complementary way. We strive to create value for our clients and stockholders by pricing and managing risks on the liability side of our balance sheet and by generating attractive risk-adjusted investment returns on the asset side. We leverage our underwriting, risk management and investment management skills across our segments, General Account and Separate Accounts.

We distribute our products through a premier affiliated and third-party distribution platform with a successful track record of marketing our innovative and less capital intensive products and solutions allowing us to respond to our clients’ evolving needs and manage our capital and risks responsibly.

Holdings is a Delaware corporation. Our principal executive offices are located at 1290 Avenue of the Americas, New York, New York 10104, and our telephone number is (212) 554-1234.

We maintain a public website at https://www.equitableholdings.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase Holdings’ securities.

RISK FACTORS

Investing in Holdings’ securities involve risks. We urge you to carefully consider the risk factors under the heading “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated herein by reference. These risk factors may be superseded from time to time by:

•	risk factors contained in other periodic reports or information we file with the SEC, which will be subsequently incorporated herein by reference;

•	any prospectus supplement accompanying this prospectus;

•	a post-effective amendment to the registration statement of which this prospectus forms a part; or

•

any free writing prospectus used in connection with an offering of Holdings’ securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Holdings and its consolidated subsidiaries. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others:

•

conditions in the financial markets and economy, including the impact of COVID-19 and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital;

•

operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, catastrophic events, such as the outbreak of pandemic diseases including COVID-19, potential strategic transactions, and changes in accounting standards;

•

credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments;

•	our reinsurance and hedging programs;

•

our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships;

•

estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models;

•	our Investment Management and Research segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services;

•	legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform;

•	risks related to our common stock; and

•	general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including the risk factors and other information in Holdings’ most recent Annual Report on Form 10-K, as amended or supplemented in Holdings’ subsequently filed Quarterly Reports on Form 10-Q, and in Holdings’ other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in Holdings’ filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes, which may include additions to working capital, refinancing or paying down existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES

General

Holdings may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”

Unless the applicable prospectus supplement states otherwise, Holdings will issue the senior debt securities in one or more series under the Indenture, dated as of April 5, 2019 (the “senior indenture”) between Holdings and The Bank of New York Mellon, as trustee, and Holdings will issue subordinated debt securities in one or more series under a subordinated indenture (the “subordinated indenture” and together with the senior indenture, the “indentures”), to be entered into between Holdings and a trustee which we will name in the applicable prospectus supplement.

The indentures do not limit the aggregate principal amount of debt securities that Holdings may issue and provide that Holdings may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Holdings may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit Holdings’ ability to incur other debt.

The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of Holdings. The senior debt securities will rank equally in right of payment with all of Holdings’ other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

Because Holdings is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Holdings may be recognized as a creditor of that subsidiary. Accordingly, Holdings’ obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by Holdings’ insurance subsidiaries, and holders of debt securities should look only to Holdings’ assets for payment thereunder.

Terms of the Debt Securities

Holdings may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of the Board or an authorized committee thereof.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which Holdings will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•

the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined, and the record date for determining who is entitled to the interest payable on any such interest payment date;

•

with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if Holdings possesses the option to do so, the periods within which and the prices at which Holdings may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

•

Holdings’ obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Holdings will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which Holdings must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which Holdings will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Holdings’ covenants with respect to the debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert such debt securities into common stock or other securities or property of Holdings, including the conversion price and the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Conversion Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into securities described in this prospectus. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at Holdings’ option. These provisions may allow or require the number of shares of Holdings’ common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

A global security may not be transferred except to another nominee of the depositary, or to a successor depositary selected or approved by Holdings or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Holdings under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Holdings may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Holdings and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to debt securities of each series. Holdings may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Holdings will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Holdings, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Holdings at its option and upon its request or (if then held by Holdings) will be discharged from such trust, and the holder of such debt security thereafter may look only to Holdings for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings may, at its option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, Holdings may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which Holdings redeems will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless Holdings defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Restrictive Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens

So long as any senior debt securities are outstanding, Holdings shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, assume, incur, or guarantee any debt that is secured by a lien on any capital stock of:

•	Equitable Life or ABLP;

•	any successor to substantially all of the business of Equitable Life or ABLP that is also one of Holdings’ direct or indirect subsidiaries; or

•	any entity (other than Holdings) having direct or indirect control of Equitable Life or ABLP or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, Holdings shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Equitable Life or ABLP;

•	any successor to substantially all of the business of Equitable Life or ABLP, that is also one of Holdings’ direct or indirect subsidiaries; or

•	any entity (other than Holdings) having direct or indirect control of Equitable Life or ABLP or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to Holdings or one of its wholly owned subsidiaries; or

•	a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the entity effecting such sale or disposition acting in good faith); or

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at Holdings’ request or the request of any of Holdings’ subsidiaries.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	Holdings’ failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

Holdings’ failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series; provided, however, that no event of default shall occur if the failure to make payment when due results solely from nonpayment by reason of mistake, oversight or transfer difficulties and does not continue beyond three business days;

•	Holdings’ failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after Holdings receives written notice of such failure;

•

certain defaults with respect to Holdings’ indebtedness for money borrowed which result in a principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities issued pursuant to the applicable indenture or non-recourse debt), and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 15 days after Holdings receives written notice of such default; and

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against Holdings under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such notice, request and offer of indemnity and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

Each of the indentures provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 calendar days, the trustee or the holder of any debt security may or, if directed by the holders of a majority in principal amount of any series of debt securities, the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Holdings is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each indenture.

Modification and Waiver

Under the indentures, Holdings and the applicable trustee may supplement the indentures for certain purposes without the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to add to Holdings’ covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon Holdings under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indentures;

•

in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of debt securities.

Holdings and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•	reduce the rate or extend the time of payment of interest on the debt securities of any series;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Holdings to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•	reduce the requirements contained in the indentures for the consent of holders of the debt securities of any series; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive Holdings’ compliance with certain covenants contained in such indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

The indentures provide that Holdings may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its properties and assets to any other entity other than one of Holdings’ direct or indirect wholly owned subsidiaries, and no entity may merge with or into or consolidate with Holdings, in each case unless:

•

Holdings is the surviving corporation, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made (the “Successor”), if other than Holdings, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of Holdings’ obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	Holdings delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture complies with the indenture.

The Successor will be Holdings’ successor, and will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter Holdings shall be relieved of all of its obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of Holdings’ properties and assets, Holdings will not be released from its obligations to pay the principal of, premium, if any, and interest on the debt securities.

Each indenture provides that the above provisions shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Holdings’ direct or indirect wholly owned subsidiaries to Holdings or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Holdings’ direct or indirect wholly owned subsidiaries with and into Holdings.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Holdings may discharge or defease its obligations under each indenture as set forth below.

Holdings may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, Holdings may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Holdings must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Holdings shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Holdings may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Holdings for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Holdings;

•

all obligations of Holdings as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Holdings is a party;

•

all obligations of Holdings issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Holdings for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Holdings in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Holdings is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Holdings (whether or not such obligation is assumed by Holdings).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Holdings in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Holdings defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Holdings has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Holdings will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Holdings will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Holdings for the benefit of creditors;

•	any marshaling of Holdings’ assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by Holdings or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, Holdings and its subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

Holdings may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of Holdings’ senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, Holdings will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture (the “junior subordinated indenture”) to be entered into between Holdings and a trustee which we will name in the applicable prospectus supplement.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that Holdings may issue and provides that Holdings may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Holdings may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit Holdings’ ability to incur other debt.

The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of Holdings and will rank equally in right of payment with all of Holdings’ other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

Because Holdings is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Holdings may be recognized as a creditor of that subsidiary. Accordingly, Holdings’ obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by Holdings’ insurance subsidiaries, and holders of junior subordinated debt securities should look only to Holdings’ assets for payment thereunder.

Terms of the Junior Subordinated Debt Securities

Holdings may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of the Board.

Each prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the price or prices at which Holdings will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

•

the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined, and the record date for determining who is entitled to the interest payable on any such interest payment date;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

•

if Holdings possesses the option to do so, the periods within which and the prices at which Holdings may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

•

Holdings’ obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which Holdings will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which Holdings must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which Holdings will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Holdings’ covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

•

the terms, if any, upon which the holders may or are required to convert such junior subordinated debt securities into common stock or other securities or property of Holdings, including the conversion price and the conversion or exchange period;

•

whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary for global junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, Holdings will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, Holdings may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into for securities described in this prospectus. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at Holdings’ option. These provisions may allow or require the number of shares of Holdings’ common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

A global security may not be transferred except to another nominee of the depositary, or to a successor depositary selected or approved by Holdings or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Holdings under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as Holdings may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Holdings and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. Holdings may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Holdings will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Holdings, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Holdings at its option and upon its request or (if then held by Holdings) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to Holdings for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings may, at its option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, Holdings may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which Holdings redeems will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless Holdings defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of

Holdings, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any junior subordinated debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against Holdings under the junior subordinated indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such notice, request and offer of indemnity and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The junior subordinated indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of junior subordinated debt securities, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued

for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of any junior subordinated debt security may or, if directed by the holders of a majority in principal amount of any series of junior subordinated debt securities, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Holdings is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under the junior subordinated indenture.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, Holdings and the trustee may supplement the junior subordinated indenture for certain purposes without the consent of the holders of junior subordinated debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to add to Holdings’ covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Holdings under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.

Holdings and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•

except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, reduce the rate or extend the time of payment of interest on the junior subordinated debt securities of any series;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Holdings to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•

reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

•	reduce the requirements contained in the junior subordinated indenture for the consent of holders of the junior subordinated debt securities of any series; or

•	modify any of the above provisions.

Consolidation, Merger, Sale of Assets and Other Transactions

The junior subordinated indenture provides that Holdings may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its properties and assets to any other entity other than one of Holdings’ direct or indirect wholly owned subsidiaries and no entity may merge with or into or consolidate with Holdings, in each case unless:

•

Holdings is the surviving corporation, or the Successor, if other than Holdings, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of Holdings obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	Holdings delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture complies with the junior subordinated indenture.

The Successor will be Holdings’ successor, and will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the junior subordinated indenture and become the obligor on the junior subordinated debt securities with the same effect as if the Successor had been named as the issuer under the junior subordinated indenture, and thereafter Holdings shall be relieved of all of its obligations and covenants under the junior subordinated indenture, but, in the case of a lease of all or substantially all of Holdings’ properties and assets, Holdings will not be released from its obligations to pay the principal of, premium, if any, and interest on the debt securities.

The junior subordinated indenture provides that the above provisions shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Holdings’ direct or indirect wholly owned subsidiaries to Holdings or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Holdings’ direct or indirect wholly owned subsidiaries with and into Holdings.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Holdings may discharge or defease its obligations under the junior subordinated indenture as set forth below.

Holdings may discharge certain obligations to holders of any series of junior subordinated debt securities issued under the junior subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of junior subordinated debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such junior subordinated debt securities.

If indicated in the applicable prospectus supplement, Holdings may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Holdings must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, Holdings shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Holdings may exercise its defeasance option with respect to such junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Holdings for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Holdings;

•

all obligations of Holdings as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Holdings is a party;

•

all obligations of Holdings issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Holdings for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Holdings in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Holdings is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Holdings (whether or not such obligation is assumed by Holdings).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Holdings in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Holdings defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Holdings has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Holdings will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Holdings will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Holdings for the benefit of creditors;

•	any marshaling of Holdings’ assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by Holdings or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, Holdings and its subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

The following description of Holdings’ capital stock is a summary of the material terms of Holdings’ Second Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and Fifth Amended and Restated By-laws (the “by-laws). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Holdings’ authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $1.00 per share, including 33,350 shares of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), 20,000 shares of Fixed Rate Reset Noncumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) and 12,000 shares of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”).

Common Stock

Holders of common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•

to receive, on a pro rata basis, dividends and distributions, if any, that Holdings’ Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon Holdings’ liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of Holdings’ common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by Holdings. The rights and privileges of holders of Holdings’ common stock are subject to any series of preferred stock that Holdings has issued or may issue in the future, as described below.

As of November 1, 2022, Holdings had 370,042,369 shares of common stock outstanding. As of November 9, 2022, Holdings had 10 holders of record of its common stock including Cede & Co., the nominee of DTC, through which shares held in “street name” are held.

Preferred Stock

Under Holdings’ certificate of incorporation, the Board has the authority, without further action by its stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of November 1, 2022, there are 32,000 shares of Series A Preferred Stock issued and outstanding, 20,000 shares of Series B Preferred Stock issued and outstanding and 12,000 shares of Series C Preferred Stock issued and outstanding. Because the Board has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of Holdings’ common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of Holdings even if a change of control of Holdings would be beneficial to the interests of Holdings’ stockholders.

Annual Stockholders Meeting

Holdings’ by-laws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by Holdings’ Board. To the extent permitted under applicable law, Holdings may conduct meetings by remote communications, including by webcast.

Voting

The affirmative vote of a plurality of the shares of Holdings’ common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of a majority of the shares of Holdings’ common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under Holdings’ certificate of incorporation, or under Holdings’ by-laws, a different vote is required, in which case such provision will control. Stockholders do not have the right to cumulate their votes for the election of directors.

Removal of Directors

Holdings’ certificate of incorporation provides that directors may be removed, with or without cause, at any time upon the affirmative vote of holders of at least a majority of the outstanding shares of common stock then entitled to vote at an election of directors. Any vacancy in the Board shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Anti-Takeover Effects of Holdings’ Certificate of Incorporation and By-laws

The provisions of Holdings’ certificate of incorporation and by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of Holdings to first negotiate with the Board, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. Holdings’ shares of authorized and unissued common stock are available for future issuance without additional stockholders’ approval. While Holdings’ authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances Holdings could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the Board in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under Holdings’ certificate of incorporation, the Board has the authority, without further action by Holdings’ stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce Holdings’ attractiveness as a target for an unsolicited takeover bid since Holdings could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Holdings’ common stock.

Special Meetings of Stockholders. Holdings’ certificate of incorporation provides that a special meeting of stockholders may be called only by the Chairman of the Board or Chief Executive Officer or by a resolution adopted by a majority of the Board.

Stockholders Advance Notice Procedure. Holdings’ by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. The by-laws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to Holdings’ corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Holdings. To be timely, the stockholder’s notice must be delivered to Holdings’ corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to Holdings’ corporate secretary not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by Holdings.

No Stockholders Action by Written Consent. Holdings’ certificate of incorporation provides that stockholders action may be taken only at an annual meeting or special meeting of stockholders.

Amendments to Certificate of Incorporation and By-laws. Holdings’ certificate of incorporation provides that its certificate of incorporation may be amended by both the affirmative vote of a majority of the Board or the affirmative vote of the holders of a majority of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders; provided that specified provisions of Holdings’ certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders, including, but not limited to, the provisions governing:

•	liability and indemnification of directors;

•	elimination of stockholders action by written consent;

•	prohibition on the rights of stockholders to call a special meeting; and

•	required approval of the holders of at least a majority of the outstanding shares of Holdings’ common stock to amend Holdings’ by-laws and certain provisions of Holdings’ certificate of incorporation.

In addition, Holdings’ by-laws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the Board, or by the affirmative vote of the holders of at least a majority of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders.

These provisions make it more difficult for any person to remove or amend any provisions in Holdings’ certificate of incorporation and by-laws that may have an anti-takeover effect.

Delaware Anti-Takeover Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Holdings’ certificate of incorporation provides that Holdings has elected to be subject to Section 203 of the DGCL so long as Section 203 by its terms would apply to Holdings.

Insurance Regulations. The insurance laws and regulations of the various states in which Holdings’ insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving Holdings. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Holdings, even if the Board decides that it is in the best interests of stockholders for Holdings to merge or be sold. These restrictions also may delay sales by Holdings or acquisitions by third parties of Holdings’ subsidiaries. See “Business—Regulation—Insurance Regulation” in Holdings’ Annual Report on Form 10-K incorporated by reference into this prospectus.

Limitations on Liability and Indemnification

Holdings’ certificate of incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Holdings’ rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in Holdings’ certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Holdings and its stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Holdings’ certificate of incorporation and by-laws require Holdings to indemnify and advance expenses to its directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of the Board. Holdings’ certificate of incorporation and by-laws provide that Holdings is required to indemnify its directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with Holdings or another entity that the director or officer serves at Holdings’ request, subject to various conditions, and to advance funds to Holdings’ directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Holdings’ best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

In connection with the initial public offering of the common stock of Holdings, Holdings entered into an indemnification agreement with each of its directors. The indemnification agreement provides Holdings’ directors with contractual rights to the indemnification and expense advancement rights provided under Holdings’ by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Holdings pursuant to the foregoing provisions, Holdings has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Choice of Forum

Holdings’ certificate of incorporation provides that, unless Holdings consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on Holdings’ behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to Holdings or its stockholders by any of Holdings’ directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against Holdings arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to Holdings’ by-laws) or (iv) any action asserting a claim against Holdings that is governed by the internal affairs doctrine. To the fullest extent permitted by law, by becoming a stockholder in Holdings, you are deemed to have notice of and have consented to the provisions of Holdings’ certificate of incorporation related to choice of forum.

Market Listing

Holdings’ common stock is listed on the NYSE under the symbol “EQH”.

Transfer Agent and Registrar

The transfer agent and registrar for Holdings’ common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

Holdings may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities, common stock or preferred stock. In this case, Holdings will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of common stock or of a particular series of preferred stock, as the case may be.

Holdings will deposit the debt securities, junior subordinated debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between Holdings and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in Holdings’ depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you proportionately, unless the depositary determines that it is not feasible to make such a distribution. In that case the depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale of the property and the distribution of the net proceeds from the sale to you.

Redemption of Depositary Shares

If Holdings redeems a debt security, junior subordinated debt security, share of common stock or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of common stock or preferred stock, as the case may be, payable in relation to the debt securities, junior subordinated debt securities, common stock or preferred stock to be redeemed. Whenever Holdings redeems debt securities, junior subordinated debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected either pro rata or by lot.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Holdings will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

Holdings and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with Holdings’ liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you, or

•	upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the depositary shares outstanding.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Holdings notice of its election to do so. Holdings also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Holdings must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million or an affiliate of such a person.

Charges of Depositary

Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holdings will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will furnish all reports and communications from Holdings which are delivered to the depositary and which Holdings is required to furnish to holders of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be.

Neither Holdings nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither Holdings nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Holdings and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Holdings and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

Holdings may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities described in this prospectus as well as other types of warrants. Holdings may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. Holdings will issue the warrants under warrant agreements between Holdings and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants to be offered. The warrant agent will act solely as Holdings’ agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in Holdings’ warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.

We will describe in the applicable prospectus supplement the terms of warrants that Holdings may offer, the warrant agreement relating to the warrants and the warrant certificates representing the warrants. These terms will include the following:

•	the title of the warrants;

•	the designation and terms of the underlying securities, for which the warrants are exercisable;

•	the aggregate number of the warrants;

•

the price or prices at which Holdings will issue the warrants, the number or principal amount of securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased upon exercise;

•	the currency, currencies or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•

in the case of debt warrants, the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the underlying debt securities or junior subordinated debt securities, or dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

Holdings will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, Holdings will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, Holdings may issue purchase contracts obligating holders to purchase from Holdings, and Holdings to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Holdings to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause Holdings’ obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Holdings will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Holdings or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by Holdings to the holder or by the holder to Holdings, the date or dates on which the contract fee will be payable and the extent to which Holdings or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Holdings may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

Holdings may sell securities from time to time in one or more transactions separately or as units with other securities. Holdings may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Holdings may issue securities as a dividend or distribution. In some cases, Holdings or dealers acting with Holdings or on behalf of Holdings may also purchase securities and reoffer them to the public. Holdings may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom Holdings designates may solicit offers to purchase the securities. We will name any agent involved in offering or selling securities, and disclose any commissions that Holdings will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment. Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

Holdings may use an underwriter or underwriters in the offer or sale of the securities. If Holdings uses an underwriter or underwriters, Holdings will execute an underwriting agreement with the underwriter or underwriters at the time that it reaches an agreement for the sale of the securities. We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

Holdings may use a dealer to sell the securities. If Holdings uses a dealer, Holdings, as principal, will sell the securities to the dealer. The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

Holdings may solicit directly offers to purchase the securities, and Holdings may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

Holdings may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

Holdings may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as Holdings’ agents. Any remarketing firm will be identified and the terms of its agreement, if any, with Holdings and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

Holdings may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.

Holdings may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If Holdings uses delayed delivery contracts, we will disclose that Holdings is using them in the prospectus supplement and will tell you when Holdings will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement. We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Holdings may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if Holdings defaults in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Holdings may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by Holdings or borrowed from Holdings or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from Holdings in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Holdings may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

VALIDITY OF SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to the securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Holdings’ Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement are part of a registration statement that Holdings filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:

Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

Attention: Head of Investor Relations

Holdings is subject to the informational requirements of the Exchange Act and, accordingly, files annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, Holdings’ reports filed with the SEC (for example, Holdings’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those forms) through our website (www.equitableholdings.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

•	Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), filed with the SEC on February 22, 2022;

•

Holdings’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May  10, 2022, August  4, 2022 and November 3, 2022, respectively;

•

Holdings’ Current Reports on Form 8-K, filed with the SEC on May 20, 2022, June  6, 2022, June  10, 2022, July  11, 2022, August  16, 2022 (only with respect to the Item 1.01 information) and October 3, 2022 (only with respect to the Item 1.01 information);

•	The information specifically incorporated by reference into the 2021 Annual Report from Holdings’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2022;

•

The description of capital stock contained in the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, filed with the SEC on February 22, 2022, as Exhibit 4.9 to the 2021 Annual Report, as supplemented by the “Description of Capital Stock” included in this prospectus; and

•

All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

GLOSSARY

Glossary of Selected Financial Terms

Account value (“AV”)

Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Accounts AV refers to Separate Accounts investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

Glossary of Product Terms

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base

A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

General Account	The assets held in the general accounts of our insurance companies as well as assets held in our separate accounts on which we bear the investment risk.

General Account Investment Assets (“GAIA”)	The invested assets held in the General Account

Indexed Universal Life (“IUL”)	A permanent life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those separate accounts on which we bear the investment risk.

Variable annuity

A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)

Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

Equitable Holdings, Inc.

$500,000,000 5.594% Senior Notes due 2033

PROSPECTUS SUPPLEMENT

January 4, 2023

Joint Book-Running Managers

BNP PARIBAS	Citigroup	J.P. Morgan

Co-Managers

Barclays	BofA Securities	COMMERZBANK	Credit Agricole CIB

Credit Suisse	Deutsche Bank Securities	Goldman Sachs & Co. LLC	HSBC

Morgan Stanley	Natixis	PNC Capital Markets LLC	R. Seelaus & Co. LLC

SOCIETE GENERALE	Truist Securities		Wells Fargo Securities